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EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

Archetype, Inc., a Delaware corporation

Bitstream World Trade, Inc., a Delaware corporation

Bitstream, B.V., a Dutch corporation

MyFonts.com, Inc., a Delaware corporation

Pageflex, Inc., a Delaware corporation

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  EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT